Exhibit 10.1

MUTUAL RELEASE AND DISCHARGE

To all to whom these Presents shall come or may Concern, Know That:

Safe and Green Development Corporation ("SGD"), in consideration of the cancellation of $394,329.00 of inter-company debt (the “Debt”) owed to Safe & Green Holdings Corp. (“SGBX") and the return by SGBX to SGD of 276,425 shares of SGD’s common stock, par value, $0.001 (the “Shares”), and for other good and valuable consideration, including, but not limited to, the undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, effective upon the receipt and return of the Shares does hereby irrevocably release and discharge SGBX and its directors, officers, employees and agents, their respective successors and assigns, from any and all obligations of SGBX to SGD arising under that certain promissory note, dated August 9, 2023, in the principal amount of $908,322.95 and in respect of $815,522 of intercompany advances from SGD to SGBX.

SGBX, in consideration of the release and discharge by SGD set forth above, and for other good and valuable consideration, including, but not limited to, the undertakings set forth below, the receipt and sufficiency of which are hereby acknowledged, does hereby irrevocably release and discharge SGD and its directors, officers, employees and agents, their respective successors and assigns, from any and all obligations arising under the Debt.

SGBX undertakes to return the Shares to SGD within 48 hours of the execution of this Release. On and after the date hereof, and without further consideration, SGD and SGBX will take all appropriate action, and execute any documents, instruments or conveyances of any kind, that may be reasonably requested by the other party to carry out any of the provisions of this Release.

This Release may not be changed orally.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have set their hands as of this 29th day of January, 2025.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ David Villarreal

SAFE & GREEN HOLDINGS CORP.

By:	/s/ Mike McLaren